SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 27, 2000


                    THE DOW CHEMICAL COMPANY
     (Exact name of registrant as specified in its charter)


     Delaware             1-3433            38-1285128
 (State or other     (Commission File     (IRS Employer
 jurisdiction of         Number)          Identification
  incorporation)                               No.)


  2030 Dow Center, Midland, Michigan                48674
  (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  (517) 636-1000

                         Not applicable
 (Former name or former address, if changed since last report.)


Item 5.  Other Events

          With reference to the Agreement and Plan of Merger, dated as of August 3, 1999, among The Dow Chemical Company, a Delaware corporation ("Dow Chemical"); Union Carbide Corporation, a New York corporation ("Union Carbide"); and Transition Sub Inc., a Delaware corporation; Dow Chemical and Union Carbide have entered into a letter agreement filed herewith as Exhibit 99, which letter agreement was sent by Union Carbide to Dow Chemical on September 27, 2000, and executed by Dow Chemical on September 27, 2000.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

          99. Letter Agreement, with reference to the Agreement and Plan of Merger, dated as of August 3, 1999, among The Dow Chemical Company, a Delaware corporation; Union Carbide Corporation, a New York corporation; and Transition Sub Inc., a Delaware corporation.


EXHIBIT 99
September 27, 2000



VIA FAX AND OVERNIGHT MAIL
The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

Attention:  Chief Executive Officer

Dear Sirs:

     Reference is made to the Agreement and Plan of Merger, dated as of August 3, 1999 (the "Agreement"), among Union Carbide
Corporation, a New York corporation, The Dow Chemical Company, a
Delaware corporation, and Transition Sub Inc., a Delaware corporation.

     Each of the parties hereto agrees that it will not exercise any right it may have to terminate the Agreement under Section 8.2(i) of the Agreement prior to December 31, 2000. Notwithstanding anything to the contrary in the foregoing, this letter agreement shall not in any way limit, restrict or affect any of the other rights of the parties (relating to termination of the Agreement or otherwise) under the Agreement.

     If the foregoing is acceptable to you, please execute a copy of this letter agreement in the space below, whereupon this instrument will constitute a binding agreement among us.

                         Very truly yours,

                         UNION CARBIDE CORPORATION

                         By:       /s/BRUCE D. FITZGERALD
                         Name:     Bruce D. Fitzgerald
                         Title:    Vice President, General
                                   Counsel and Secretary

ACCEPTED AND AGREED as
of the date first written above:

THE DOW CHEMICAL COMPANY


By:       /s/J. P. REINHARD
Name:     J. P. Reinhard
Title:    Executive Vice President and
          Chief Financial Officer


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    THE DOW CHEMICAL COMPANY
                           Registrant

                                   By:       /s/J. P. REINHARD
                                   Name:     J. P. Reinhard
                                   Title:    Executive Vice President and
                                             Chief Financial Officer
                                   Date:     September 27, 2000